UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

PAYA HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39627	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Perimeter Center North Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 261-0240

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PAYA	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PAYAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2021, Paya Holdings Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of November 15, 2018 (the “Warrant Agreement”), by and between FinTech Acquisition Corp. III and the Warrant Agent.

The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to mandatorily exchange the Company’s remaining outstanding warrants (the “Warrants”) for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exchange ratio of 0.234 shares of Common Stock for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The Company will exercise its right to exchange all remaining outstanding Warrants for shares of Common Stock in accordance with the terms of the Warrant Amendment, and has fixed September 30, 2021 as the exchange date.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, including in the final Prospectus/Offer to Exchange filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2021, in connection with the Company’s offer to each holder of the Company’s outstanding Warrants to receive 0.260 shares of common stock, par value $0.001 per share, in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the offer (the “Exchange Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of its outstanding public Warrants to approve the Warrant Amendment.

The Exchange Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on September 10, 2021. A total of 17,378,489 public warrants, or approximately 98.4% of the 17,664,945 outstanding public warrants, were properly tendered and not withdrawn in the Exchange Offer, and therefore consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s public warrants, the Warrant Amendment was approved.

Item 8.01 Other Events.

On September 15, 2021, the Company issued a press release announcing the closing of Exchange Offer and Consent Solicitation and the entry into the Warrant Amendment. At closing, the Company issued 4,531,391 shares of Common Stock in exchange for the Warrants tendered in the Exchange Offer.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Warrant Agreement, dated September 15, 2021, by and between the Company and Continental Stock Transfer & Trust Company.
99.1	Press release, dated September 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2021	PAYA HOLDINGS INC.

	By:	/s/ Glenn Renzulli
		Name:	Glenn Renzulli
		Title:	Chief Financial Officer

 2